LATEKO BANKA
                                        LATVIAN ECONOMIC COMMERCIAL BANK



31.03.1997  No.  248/9


To: Igor Dmitrowsky, President
    Baltia Air Lines, Inc.
    63-25 Saunders St., Suite 7I
    Rego Park, NY 11374


Dear Mr.  Dmitrowsky,


          In reply to inquiry submitted by the US air company Baltia Air Lines, Inc. in The State of New York (The BALTIA) we hereby confirm that, upon a formal request of the BALTIA, the LATEKO BANK would extend the duration of the credit line granted in accordance with the letters #496 dated December 21, 1995 and #1849 dated August 27, 1996 until January 1, 1999.


Best regards,

                         /s/

Z.  Sthrauhmanis,
President


                21 Birznieka-Upsha str.,LV=-1011,Riga,Latvia,phone:221375, fax:+371-2-210654,telex: 181379 LATEK LV

             ACC. No. 700161711   THE BANK OF LATVIA,  BANK CODE 310101711